Exhibit 10.51
     AMENDMENT NO. 2 dated as of December 19, 2005 (the “Amendment”), with respect to the Holdings Pledge Agreement dated as of January 25, 2002 (the “Holdings Pledge Agreement”), as amended by Amendment No. 1 to the Holdings Pledge Agreement dated as of November 24, 2004, made by Coinmach Laundry Corporation (“Holdings”) in favor of Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Collateral Agent.
     A. In connection with and as a condition precedent to the effectiveness of Amended and Restated Credit Agreement, dated as of January 25, 2002 and as amended and restated as of December 19, 2005 among Coinmach Laundry Corporation, a Delaware corporation (“Holdings”), Coinmach Corporation, a Delaware corporation, the Subsidiary Guarantors listed on the signature page hereto, the lending institutions from time to time party hereto (each, a “Bank” and, collectively, the “Banks”), Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Joint Lead Arranger and Book Manager, J.P. Morgan Securities Inc., as Joint Lead Arranger, Book Manager and sole Syndication Agent and First Union Securities, Inc., as Original Syndication Agent, and Credit Lyonnais New York Branch, as Original Documentation Agent (the “Amended and Restated Credit Agreement”), the parties hereto have agreed to enter into this Amendment.
     B. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Holdings Pledge Agreement, as amended by this Amendment or the Credit Agreement, as applicable.
     In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:
     SECTION 1. Amendment to Section 18(a). Section 18(a) of the Holdings Pledge Agreement is hereby amended by deleting the last sentence thereof and replacing it in its entirety with:
     “As used in this Agreement, “Termination Date” shall mean the earlier of (x) the date upon which the Merger Event is consummated and (y) the date upon which the Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all obligations then owing have been paid in full.”.
     SECTION 2. Defined Terms. All references to the “Credit Agreement” in the Holdings Pledge Agreement shall be deemed to refer to the Amended and Restated Credit Agreement.
     SECTION 3. Conditions Precedent. The effectiveness of this Amendment (the “Amendment Effective Date”) is subject to the prior or contemporaneous satisfaction of (i) the execution and delivery hereof by the Collateral Agent and Holdings and (ii) each of the conditions to the effectiveness of the Amended and Restated Credit Agreement.
     SECTION 4. Representations and Warranties. Holdings represents and warrants to the Collateral Agent that:

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     (a) This Amendment has been duly authorized, executed and delivered by Holdings and constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court administrative, regulatory or other governmental decisions that may limit rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment.
     (b) After giving effect to this Amendment, the representations and warranties set forth in Section 15 of the Holdings Pledge Agreement are true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of a specified date).
     SECTION 5. Holdings Pledge Agreement. Except as specifically provided hereby, the Holdings Pledge Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Holdings Pledge Agreement in any Credit Document shall mean the Holdings Pledge Agreement as modified hereby. This Amendment shall be a Credit Document for all purposes.
     SECTION 6. Applicable Law. This Amendment shall be governed by, and be construed in accordance with, the laws of the State of New York.
     SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     SECTION 8. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

COINMACH LAUNDRY CORPORATION
By:	/s/ Robert M. Doyle
	Name:	Robert M. Doyle
	Title:	Chief Financial Officer

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DEUTSCHE BANK TRUST COMPANY AMERICAS,
          as Collateral Agent

By:	/s/ Carin M. Keegan

Name: Carin M. Keegan
Title: Vice President

By:	/s/ Evelyn Thierry

Name: Evelyn Thierry
Title: Vice President

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